                                                                  EXHIBIT 99.16A


                                                            Since Inception
     Global Growth Fund Class A                             Average Annual                   Since Inception
October 31, 1997 to December 31, 1997                         Total Return                     Total Return*
=======================================================     ================                 ================
Initial Investment                                          $      1,000.00                  $      1,000.00

Divided by Initial Maximum Offering Price                             10.55
                                                            ----------------
Divided by Initial Net Asset Value                                                                     10.00
                                                                                             ----------------
Equals Shares Purchased                                              94,750                          100,000

Plus Shares Acquired through Dividend Reinvestment                     --                               --
                                                            ---------------                  ----------------

Equals Shares held at Ending Period Date                             94,750                          100,000

Multiplied by Net Asset Value at Ending Period Date                   10.01                            10.01
                                                            ----------------                 ----------------

Equals Ending Redeemable Value (ERV) at Period End Date     $        948.45                  $      1,001.00


Divide ERV by $1000 (P)                                              0.9484                           1.0010

Subtract 1                                                          -0.0516                           0.0010

Expressed as a Percentage - Equals the
 Aggregate Total Return for the Period                               -5.16%
                                                            ===============

Expressed as a Percentage - Equals the
 Aggregate Total Return for the Period                                                                 0.10%
                                                                                             ================

Divide ERV by $1000 (P)                                              0.9484

Raise to the power of                                                5.9836

Equals                                                               0.7285

Subtract 1                                                           -0.2715

Expressed as a Percentage - Equals the
 Average Annualized Total Return for the Period                     -27.16%
                                                            ================

* Does NOT include sales charge for the period.